UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  August 11, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	NILE PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2022, BitNile, Inc., a Delaware corporation (“BitNile”) and wholly owned subsidiary of BitNile Holdings, Inc., a Delaware corporation (the “Company”) entered into a Note Purchase Agreement (the “NPA”) with two sophisticated investors (the “Investors”) providing for the issuance of Secured Promissory Notes (individually, a “Note” and collectively, the “Notes”) with an aggregate principal face amount of $11,000,000.

Pursuant to the NPA, BitNile and its subsidiary Digital Power Lending, LLC (“DP Lending”) and Helios Funds LLC, as the collateral agent on behalf of the Investors (the “Agent”) entered into a security agreement (the “Security Agreement”), pursuant to which (i) DP Lending granted to the Investors a security interest in marketable securities, investments and other property having a value of $10 million in a DP Lending brokerage account (the “Pledged Securities”) and (ii) BitNile granted to the Investors a security interest in 4,000 S19 Pro Antminers (the “Miners”), provided that the number of Miners would be reduced to 2,000 after BitNile makes the third Monthly Payment (as defined below), as set forth in the Security Agreement. In addition, pursuant to a Subsidiary Guaranty (the “Subsidiary Guaranty”), DP Lending jointly and severally agreed to guarantee and act as surety for BitNile’s obligation to repay the Notes.

The Notes are further secured by a guaranty (the “Parent Guaranty”) provided by the Company, as well as by Milton C. Ault, the Executive Chairman of the Company and BitNile.

Description of the Secured Promissory Notes

The Notes have a principal face amount of $11,000,000 and bear interest at 10% per annum, payable monthly in arrears, pursuant to the terms of the Notes. The maturity date of the Notes is August 10, 2023. The Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of BitNile.

BitNile is required to make an aggregate monthly payment (a “Monthly Payment”) of $1,000,000 on the tenth calendar day of each month, starting in September 2022. The Monthly Payment includes principal and interest pursuant to the amortization table set forth in the Notes. After BitNile makes the first six Monthly Payments, BitNile may elect to pay a forbearance fee of $1250,000 to an Investor, or an aggregate of $250,000 to the two Investors (each, a “Monthly Forbearance”) in lieu of a Monthly Payment, which Monthly Forbearance would extend the maturity date of such Notes by one month, provided that BitNile may not elect to make a Monthly Forbearance in consecutive months.

BitNile may prepay the full outstanding principal and accrued but unpaid interest at any time, provided that if BitNile prepays the Notes, BitNile is required to pay the Investors the amount of interest that would have accrued from the date of prepayment until the first anniversary of the issuance date of the Notes. The purchase price for the Notes was $10 million.

The foregoing descriptions of the Note, the NPA, the Security Agreement, the Subsidiary Guaranty and the Parent Guaranty do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Note.

10.1	Form of Note Purchase Agreement.

10.2	Form of Security Agreement.

10.3	Form of Subsidiary Guaranty.

10.4	Form of Parent Guaranty.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: August 11, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel